EXHIBIT 10.26

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLEEXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

10% CONVERTIBLE PROMISSORY NOTE

$25,000.00	February 25, 2013

This Convertible Promissory Note is made pursuant to that certain Note Purchase Agreement dated February 25, 2013, as the same may be amended from time to time, by and between TANGIERS INVESTORS, LP, a Delaware limited partnership (the “Lender”), and FROZEN FOOD GIFT GROUP, INC., a Delaware corporation (the “Borrower”). The Borrower hereby promises to pay to the order of Lender, the principal amount of twenty five thousand dollars ($25,000.00) (or such greater or lesser principal amount then outstanding), plus all accrued but unpaid interest thereon calculated from the date that such amount was advanced to the Borrower and such other amounts, in accordance with the provisions of this note (“Note”).

1. Definitions. For purposes of this Note, the following terms shall have the following meanings:

“Business Day” means any day other than Saturday or Sunday or a public holiday under the laws of the State of California or other day on which banking institutions are authorized or obligated to close in the State of California.

 “Conversion Price” shall equal to 50% of the lowest trading price during the twenty (20) consecutive trading days prior to the date on which Holder elects to convert all or part of the Note.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination and applied consistent with past practices.

“Eligible Market” means The New York Stock Exchange, NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTCQX or the OTCQB, or the Principal Market. In no event shall quotations provided on OTC Pink by Pink OTC Markets Inc., or its successor, be considered an Eligible Market.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, assets, business, property, condition (financial or otherwise) or prospects of the Borrower, (b) a material impairment of the ability of the Borrower to perform its obligations under the Note or any document related thereto, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of the Note and related documents or the rights and remedies of the Lender hereunder and thereunder.

“Organizational Change” means any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Borrower’s assets or any similar transaction or related transactions, unless, prior to the consummation of an Organizational Change, the Borrower obtains the written consent of Lender.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Transaction Document” means this Note, the Note Purchase Agreement, and all schedules, exhibits, and attachments thereto.

“Underlying Shares” means the shares of Common Stock into which the Note is convertible (including interest or principal payments in Common Stock as set forth herein) in accordance with the terms hereof.

2. Interest. Interest shall accrue at a rate equal to ten percent (10.00%) per annum (the “Interest Rate”) (computed on the basis of a 360-day year for actual days elapsed) on the unpaid principal amount of this Note outstanding from time to time from until the Maturity Date (as defined below) and such accrued but unpaid interest shall be added to the outstanding principal balance at the end of each quarter. The Borrower shall pay to the holder of this Note all accrued and unpaid interest on the Maturity Date. Unless prohibited under applicable law, any accrued interest and fees which have not been paid on the date on which they are payable shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note.

3. Payment of Principal on Note.

(a) Scheduled Payments. The Borrower shall pay the principal amount of the Loan, together with all interest accrued thereon and any other fees and amounts payable with respect thereto, to the holder of this Note no later than August 25, 2013 (the “Maturity Date”).

(b) Optional Prepayments. The Borrower may at any time, prepay all or any portion of the aggregate principal amount outstanding on this Note (together with accrued and unpaid interest and fees thereon) as follows: (i) if payment is received by the Lender within ninety (90) days of the date of execution of this Note, this Note may be prepaid in an amount equal to one hundred twenty five percent (125%) of face value plus accrued interest; and (ii) if payment is received by the Lender after ninety-one (91) days after the execution of this Note but not later than one hundred eighty (180) days from the date of execution of this Note, this Note may be prepaid in an amount equal to one hundred fifty percent (150%) of face value plus accrued interest.

$25,000 Convertible Promissory Note
FROZ
February 25, 2013

4. Payment Terms.

(a) Time of Payment. If any payment date for either principal or interest is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

(b) Form of Payment. Any payment to be made hereunder shall be made at the direction of the holder hereof by wire transfer of immediately available funds. Such funds shall be sent so as to be received not later than the date on which such payment is due.

(c) Order of Payment. Except as expressly set forth herein to the contrary, any payments made by the Borrower shall be deemed to be made first to (i) costs of collection, if any, including attorney’s fees, then to (ii) fees and penalties, if any, then to (iii) any accrued but unpaid and un-capitalized interest, and then to (iv) the then outstanding principal amount due hereunder.

5. Conversion Rights. Subject to the terms hereof and restrictions and limitations contained herein, the Lender shall have the right, at the Lender's option, at any time and from time to time to convert the outstanding Principal Amount (all accrued and unpaid interest and any other amounts due hereby) under this Note, in whole or in part, by delivering to the Borrower a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile. The Lender shall have the right to convert this Note (and all accrued and unpaid interest and all other amounts due hereunder) at the Conversion Price. Further, Borrower agrees that it shall, upon issuance of this Note to Lender, provide Lender with a duly executed Irrevocable Instructions to Transfer Agent, as executed with the signature of Borrower’s duly appointed stock transfer agent (the “Irrevocable Stock Transfer Agent Instructions”), a copy of which is attached as Schedule 1. The date of any Conversion Notice hereunder and any Payment Date shall be referred to herein as the “Conversion Date”. The Lender shall not be required to physically surrender this Note to the Borrower upon any conversion hereunder unless the full outstanding Principal Amount represented by this Note is being converted or repaid. The Lender and the Borrower shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Lender and the Borrower, so as not to require physical surrender of this Note upon each such conversion or repayment.

(a) Stock Certificates or DWAC. The Borrower will deliver to the Lender not later than two (2) Trading Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions) representing the number of shares of Common Stock being acquired upon the conversion of this Note. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Borrower's transfer agent is participating in the Depository Trust Borrower (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Lender, the Borrower shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Lender (or its designee), by crediting the account of the Lender’s (or such designee’s) prime broker with DTC through its Deposits and Withdrawal at Custodian (DWAC) program (provided that the same time periods herein as for stock certificates shall apply). If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Lender by the fifth Trading Day after the Conversion Date, the Lender shall be entitled by written notice to the Borrower at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Borrower shall immediately return this Note tendered for conversion. If the Borrower fails to deliver to the Lender such certificate or certificates (or shares through DTC) pursuant to this Section (free of any restrictions on transfer or legends) in accordance herewith, prior to the fourth Trading Day after the Conversion Date, the Borrower shall pay to the Lender as liquidated damages, in cash, an amount equal to One Thousand Dollars ($1,000) per day until such certificate or certificates are delivered. The Borrower acknowledges that it would be extremely difficult or impracticable to determine the Lender’s actual damages and costs resulting from a failure to deliver the Common stock and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs. Such liquidated damages will be added to the principal value of the Note.

$25,000 Convertible Promissory Note
FROZ
February 25, 2013

(b)Conversion Price Adjustments.

(i) Stock Dividends, Splits and Combinations. If the Borrower or any of its subsidiaries, at any time while this Note is outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(ii)Distributions. If the Borrower or any of its subsidiaries, at any time while the Note is outstanding, shall distribute to all Lenders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Borrower or any of its subsidiaries (excluding those referred to in the Section above), then concurrently with such distributions to Lenders of Common Stock, the Borrower shall distribute to the Lender the amount of such indebtedness, assets, cash or rights or warrants which the Lender would have received had the Note been converted into Common Stock at the Conversion Price immediately prior to the record date for such distribution.

(iii) Rounding of Adjustments. All calculations under this Section 1 or any other provision of this Note shall be made to four (4) decimal places for dollar amounts or the nearest 1/100th of a share, as the case may be.

$25,000 Convertible Promissory Note
FROZ
February 25, 2013

(iv) Change in Control Transactions. In case of any Change in Control Transaction, the Lender shall have the right thereafter to, at its option, convert this Note, in whole or in part, at the Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by Lenders of Common Stock following such Change in Control Transaction, and the Lender shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Borrower into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Note. The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Lender the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a Lender of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Lender’s option. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(v)Notice of Certain Events. If:

A.	the Borrower shall declare a dividend (or any other distribution) on its Common Stock; or

B.	the Borrower shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.	the Borrower shall authorize the granting to all Lenders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.
the approval of any stockholders of the Borrower shall be required in connection with any reclassification of the Common Stock of the Borrower, any consolidation or merger to which the Borrower is a party, any sale or transfer of all or substantially all of the assets of the Borrower, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.	the Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Borrower;

then the Borrower shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Lender at its last address as it shall appear upon the books of the Borrower, on or prior to the date notice to the Borrower's stockholder generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the Lenders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that Lenders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(vi) Reservation and Issuance of Underlying Securities. The Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the Lender, not less than three times (3x) the number of shares of Common Stock as shall be issuable (taking into account the adjustments under this Section but without regard to any ownership limitations contained herein) upon the conversion of this Note hereunder in Common Stock (including repayments in stock). The Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully-paid, non-assessable and freely-tradable. The Borrower agrees that this is a material term of this Note.

(vii) No Fractions. Upon a conversion hereunder the Borrower shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time. If the Borrower elects not, or is unable, to make such a cash payment, the Lender shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(viii) Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the Lender for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Borrower, and such certificates shall be issued in the name of the Lender or in such name or names as may be directed by the Lender; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Lender, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Borrower shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

 (ix)Cancellation. After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Lender shall promptly surrender the Note to the Borrower at the Borrower’s principal executive offices.

(x)  Conversion Limitation. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Lender upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Lender (other than by virtue of the ownership of securities or rights to acquire securities (including this Note) that have limitations on the Lender’s right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the Lender’s “affiliates” at such time (as defined in Rule 144 of the Act) (“Aggregation Parties”) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 4.99% of the total issued and outstanding shares of the Common Stock (the “Restricted Ownership Percentage”) unless the Lender elects to exceed said percentage amount. The Lender shall have the right (1) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Borrower and (2) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change in Control Transaction.

$25,000 Convertible Promissory Note
FROZ
February 25, 2013

5. Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

(a) Organization. The Borrower is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, has full and adequate power to own its property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority. The Borrower has all requisite power and authority to make the borrowings hereunder, to execute and deliver each document to which it is a party, and to consummate the transactions contemplated thereby.

(c) Binding Obligation. Each of the Note and the other documents required to be executed and delivered on or prior to the Effective Date has been duly and validly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with the terms thereof.

(d) Absence of Short Sale & Short Sale Activity.  So long as any portion of the Note is outstanding, the Lender shall not engage in any short sales of or sell put options or similar instruments with respect to the Borrower’s common stock and Lender shall undertake reasonable efforts to ensure that none of its officers, directors, managers, employees or agents undertake any such actions during such time period.

(e) No Conflict. This Note and the other documents executed in connection herewith do not, nor does the performance and observance by the Borrower of any of the matters and things herein or therein provided for, (i) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Borrower or any provision of the organizational documents of the Borrower, (ii) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Borrower or any of its property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien on any property of the Borrower.

(d) Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the best knowledge of the Borrower threatened, against the Borrower or any of its property that, if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(e) Taxes. All Federal or other tax returns required to be filed by the Borrower in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees, and other governmental charges upon the Borrower or upon any of its property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. The Borrower does not know of any proposed additional material tax assessment against it for which adequate provisions in accordance with GAAP have not been made on its accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Borrower have been made for all open years, and for its current fiscal period.

$25,000 Convertible Promissory Note
FROZ
February 25, 2013

(f) Conditions Precedent. The cancellation of the Original Note shall be a condition precedent to the effectiveness of this Note. There are no other conditions precedent to the effectiveness of this Note that have not been satisfied or waived.

6.  Collateral for the Note. This section purposely left blank.

7. Replacement of Lost Note. Upon receipt of evidence reasonably satisfactory to the Borrower of the mutilation, destruction, loss or theft of this Note and the ownership thereof, and, in the case of any such mutilation, upon surrender and cancellation of this Note, the Borrower shall, upon the written request of the Lender of the Note, execute and deliver in replacement thereof a new Note in the same form, in the same original principal amount and dated the same date as this Note so mutilated, destroyed, lost or stolen, and such Note so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder.

(1) Assignment of Note. The Lender shall have the right at any time to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Note and related documents. The Borrower shall execute and deliver replacement Note(s) in order to affect such assignment.

8.Events of Default.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

$25,000 Convertible Promissory Note
FROZ
February 25, 2013

(i) the Borrower’s failure to pay to the Lender any amount of principal, interest, or other amounts when and as due under this Note (including, without limitation, the Borrower’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document;

(ii) The Borrower or any subsidiary of the Borrower shall commence, or there shall be commenced against the Borrower or any subsidiary of the Borrower under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower or any subsidiary of the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any subsidiary of the Borrower or there is commenced against the Borrower or any subsidiary of the Borrower any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Borrower or any subsidiary of the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any subsidiary of the Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Borrower or any subsidiary of the Borrower makes a general assignment for the benefit of creditors; or the Borrower or any subsidiary of the Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or any subsidiary of the Borrower shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Borrower or any subsidiary of the Borrower shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Borrower or any subsidiary of the Borrower for the purpose of effecting any of the foregoing.

(iii) The Borrower or any subsidiary of the Borrower shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Borrower or any subsidiary of the Borrower in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created; and

(iv) Delisting of Common Stock. The suspension from trading or the failure of the Common Stock to be trading on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period.

(v) Remedies. If an Event of Default occurs and is continuing with respect to the Note, the Holder may declare all of the then outstanding Principal Amount of this Note, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in Section 2(j), this Note shall become due and payable without further action or notice and, in addition, if an Event of Default arises under (i), (ii), (iii), (iv), or (vii) of Section 2(j) of this Agreement, then the sum of One Hundred Dollars ($100.00) per day (for each day during which an Event of Default exists) shall be added to the principal of the Note. The Borrower acknowledges that it would be extremely difficult or impracticable to determine the Lender’s actual damages and costs resulting from a failure to deliver the Common stock and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs. Such liquidated damages will be added to the principal value of the Note. In the event of such acceleration, the amount due and owing to the Holder shall be the greater of (1) 100% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the highest closing price for the five (5) Trading days immediately preceding the Holder’s acceleration and (B) the Conversion Ratio. In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within seven (7) calendar days of Holder’s request. The remedies under this Note shall be cumulative.

$25,000 Convertible Promissory Note
FROZ
February 25, 2013

9. Right to Accelerate.  In the event of default in any payment when due, or if this Note is not otherwise paid as required by its terms, or should an Organizational Change occur, Lender shall have the right, at Lender’s option, to declare the balance of the Note and any accrued interest, costs of collection (including attorney’s fees), fees, and penalties, immediately due and payable.

10. Costs and Expenses; Indemnification. The Borrower agrees to pay all costs and expenses, including, without limitation, attorneys’ fees and disbursements, costs of collection and court costs, incurred or paid by the Lender or its affiliates in connection with the enforcement or collection of this Note or negotiation and documentation of the Note and any related documents.

(a) The Borrower agrees to indemnify the Lender and its respective directors, officers, employees, agents, financial advisors, and consultants against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to the Note or any document delivered in connection therewith or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of the Note, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrower, upon demand by the Lender at any time, shall reimburse the Lender for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is determined by a final non-appealable determination of a court of competent jurisdiction directly due to the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Borrower under this Section shall survive the cancellation of the Note. This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Lender, its directors, officers, employees, agents, and advisors, and their successors and assigns.

$25,000 Convertible Promissory Note
FROZ
February 25, 2013

11. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may not be amended and the Borrower may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, unless the Borrower has obtained the prior express written consent of the Lender of this Note.

12. Remedies Cumulative. No remedy herein conferred upon the Lender of this Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

13. Remedies Not Waived. No course of dealing between the Borrower and the Lender of this Note or any delay on the part of the Lender hereof in exercising any rights hereunder shall operate as a waiver of any right of the Lender of this Note.

14. Unconditional Obligation. No provision of this Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of, and interest on, this Not at the time, place, and rate and in the coin and currency or where contemplated herein. This Note is a direct obligation of the Borrower.

15. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Borrower shall bind their successors and assigns and shall inure to the benefit of the Lender and its successors and assigns, whether so expressed or not.

16. Waiver of Jury Trial. THE BORROWER AND LENDER (BY ACCEPTING THIS NOTE), ON BEHALF OF ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE OR ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR THEREBY OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT.

17. Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

18. Headings. The headings of the sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

19. Place of Payment and Notices. Payments of principal, interest and premium will be paid in accordance with the terms of this Note and notices are to be delivered to the Lender at the following address:

$25,000 Convertible Promissory Note
FROZ
February 25, 2013

Tangiers Investors, LP
Attn: Michael Sobeck
402 West Broadway, Suite 400
San Diego, California 92101

or, in each case, to such other address or to the attention of such other Person as specified by prior written notice to the other party.

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$25,000 Convertible Promissory Note
FROZ
February 25, 2013

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on the date herein indicated.

FROZEN FOOD GIFT GROUP, INC.

Date: February 25, 2013	By:	/s/ Jonathan Irwin
	Name:	Jonathan Irwin
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO SECURED CONVERTIBLE PROMISSORY NOTE]

$25,000 Convertible Promissory Note
FROZ
February 25, 2013

EXHIBIT A

CONVERSION NOTICE

(To be executed by the Holder in order to convert that certain Secured Convertible Promissory Note, hereinafter identified as the “Note”)

DATE:	____________________________

FROM:	Tangiers Investors, LP

Re:	Note (this “Note”) issued by FROZEN FOOD GIFT GROUP, INC., a Delaware corporation to Tangiers Investors, LP in the original principal amount of $25,000.00.

The undersigned on behalf of Tangiers Investors, LP, hereby elects to convert $_______________________ of the aggregate outstanding Principal Amount (as defined in the Note Portion Note) indicated below of this Note into shares of Common Stock, $0.01 par value per share, of FROZEN FOOD GIFT GROUP, INC. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in this Note.

Conversion information:

Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Aggregate Interest on Amount Being Converted

Number of Shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address

$25,000 Convertible Promissory Note
FROZ
February 25, 2013